Exhibit 99.1

Earnings Release

IRET ANNOUNCES FINANCIAL AND OPERATING RESULTS

FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2017

- Closes Unsecured $250 Million Line of Credit and Completes $267.8 Million of Non-Core Asset Sales

Through March 2017  -

(Minot, ND) – March 13, 2017 - IRET (NYSE: IRET) today reported its financial and operating results for the quarter and year-to-date ended January 31, 2017.

Third Quarter Fiscal Year 2017 Highlights

•	Total revenue was $51.2 million, up 5.7% from the third quarter of fiscal year 2016.
•

Net income available to common shareholders was $19.2 million compared to $36.9 million for the third quarter of fiscal year 2016. The decrease was primarily due to gain on extinguishment of debt in discontinued operations that was recognized in the comparable period, net of an increase in gains on sale of discontinued operations.

•	Reported Funds from Operations (“FFO”) of $12.7 million, or $0.09 per share/unit.
•

Excluding one-time items, including a $1.9 million loss on extinguishment of debt primarily related to the new line of credit and  $1.4 million of redemption costs for the Series A preferred shares, FFO would have been $0.12 per share/unit.

•

Disposed of five senior housing properties for a sale price of $69.9 million with a gain on sale of $19.5 million, netting approximately $56.2 million in proceeds and disposed of a retail property for a sale price of $4.0 million.

•	Entered into a new $250.0 million line of credit providing for improved size, terms and flexiblity.
•	Redeemed all the outstanding Series A preferred shares on December 2, 2016 for $29.2 million.
•	Authorized a one-year share repurchase program of up to $50 million worth of common shares and/or Series B preferred shares.

Year to Date Fiscal Year 2017 Highlights

•	Total revenue was $151.4 million, up 8.3% from the same period in fiscal year 2016.
•

Net income available to common shareholders for the nine months ended January 31, 2017 was $3.4 million compared to $52.4 million for the same period of the prior fiscal year. The decrease was primarily due to net gain on extinguishment of debt in discontinued operations that was recognized in the prior period and an increase in non-cash impairment expense attributable to IRET, net of an increase in gains on sale of real estate.

•	Reported FFO of $45.0 million, or $0.33 per share/unit.
•

Excluding one-time items, including a $1.9 million loss on extinguishment of debt primarily related to the new line of credit and $1.4 million of redemption costs for the Series A Preferred Shares, FFO would have been $0.35 per share/unit.

•	Adjusted the dividend to a level covered by operating cash flow, from an annualized $0.52 to $0.28 per share/unit.
•	Completed renovation of 993 units under the value add program, achieving average rental rate increases of 11.5%.

Subsequent Highlights

•

Completed the sale of 18 senior housing properties for a total sale price of $115.6 million with a gain on sale of approximately $31.6 million, netting approximately $100.0 million in proceeds, with 3 senior housing properties remaining to be sold pursuant to existing Agreements.

•	Line of credit balance was paid down from $157.0 million to $66.2 million and additions to the unencumbered

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asset pool increased the credit limit on the line from $174.0 million to $206.0 million, bringing available liquidity from $17.0 million to $139.8 million.

Chief Executive Officer Tim Mihalick commented, “Our third fiscal quarter was marked by tremendous progress on our ongoing evolution to a focused multifamily company despite some operational challenges. Our non-same store newly developed and acquired assets continued to drive multifamily portfolio NOI, though our same-store multifamily portfolio felt the impact of supply growth in certain of our markets as well as continued challenges in our energy-impacted markets. Compounding these factors, we experienced near-record snowfall in North Dakota, which affected both revenue and expenses during the quarter. However, our revenue management system as well as our utility reimbursement program helped to drive healthy 3.4% rate growth across our same store multifamily portfolio, excluding our energy impacted markets, and we have an opportunity to drive occupancy as we enter the stronger leasing season in the spring. Further, we are continuing with our value-add program which has resulted in attractive 11.5% rate growth in the 993 units which have been refreshed this fiscal year to date.”

Mr. Mihalick continued, “Despite these challenges in our same store multifamily portfolio, which we expect will be mitigated as we execute on our capital recycling plan, our work to strengthen the Company for the long term continued. We are pleased with the execution of our disposition program through which we have netted total proceeds of $178.8 million from the third quarter and subsequent to date, as well as the completion of an unsecured $250 million revolver. The third quarter marked a big step towards simplicity and a higher quality, multifamily focused portfolio, with more stable cash flows, which we expect will result in enhanced long term value creation for our shareholders.”

Financial Results for the Three and Nine Months Ended January  31, 2017 Compared to the Prior Year Periods

Net income available to common shareholders for the quarter ended January  31, 2017 was $19.2 million compared to $36.9 million for the same period of the prior fiscal year. The decrease of $17.7 million was primarily due to net gain on extinguishment of debt in discontinued operations that was recognized in the comparable period of $36.5 million, net of an increase in gains on sale of discontinued operations of $19.2 million. Net income available to common shareholders for the nine months ended January 31, 2017 was $3.4 million compared to $52.4 million for the same period of the prior fiscal year. The decrease of $49.0 million was primarily due to net gain on extinguishment of debt in discontinued operations that was recognized in the prior period of $29.3 million and an increase in non-cash impairment expense attributable to IRET of $39.2 million, net of an increase in gains on sale of real estate of $10.0 million and a decrease in interest expense in discontinued operations of $13.0 million.

FFO for the quarter ending January  31, 2017 was $12.7 million, or $0.09 per share/unit. FFO for the nine months ended January 31, 2017 was $45.0 million, or $0.33 per share/unit.

The table below highlights FFO and Adjusted Funds from Operations (“AFFO”) results for the most recent five quarters.

	Q3 ended	Q2 ended	Q1 ended	Q4 ended	Q3 ended
	1/31/2017	10/31/2016	7/31/2016	4/30/2016	1/31/2016
FFO per share	$.09	$.12	$.12	$.14	$.40
AFFO per share	$.10	$.11	$.10	$.11	$.13

Occupancy

Occupancy as of January 31, 2017 compared to January 31, 2016 decreased in the multifamily and healthcare segments by 2.3% and 2.6%, respectively, on a same-store basis.  Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.

	Same-Store Properties		All Properties
Segments	1/31/2017	1/31/2016	1/31/2017	1/31/2016
Multifamily	92.7%	95.0%	91.5%	91.1%
Healthcare	92.7%	95.3%	89.3%	89.5%

Operating Results for the Three Months Ended January  31, 2017 Compared to the Prior Year Period

Total revenue increased by $2.8 million, or 5.7%, in the three months ended January  31, 2017 compared to same period one year ago. NOI from all properties increased by approximately $296,000, or 1.1%, for the quarter ended January  31, 2017 compared to the same period one year ago. Non-Same-Store properties, primarily multifamily developments which continue to perform strongly, provided for an increase in NOI of $1.6 million while Same-Store NOI decreased by $1.3 million for the quarter ending January  31, 2017 compared to the same period one year ago.

Multifamily Results for the Three Months Ended January  31, 2017 Compared to the Prior Year Period

Multifamily (including Non-Same-Store) NOI increased by approximately $1.1 million or 5.7% for the quarter ended January  31, 2017 compared to the same period one year ago.

Same-Store Multifamily Results for the Three Months Ended January 31, 2017 Compared to the Three Months Ended October 31, 2016

The Same-Store portfolio showed mixed NOI results quarter over quarter, with unusually heavy snowfall affecting expenses in several regions.  Although NOI is down in the energy impacted markets of Minot and Williston, weighted average occupancy is improving. Operating margins of Same-Store multifamily NOI to gross revenues decreased by 267 basis points quarter over quarter to 53.75% for the third quarter of fiscal year 2017, as compared to the second quarter of fiscal year 2017.

The table below represents Same-Store multifamily performance by region for the third quarter ending January 31, 2017 compared to the second quarter ending October 31, 2016.

			FY17Q3	FY17Q3	FY17Q3	3rd Quarter Increase (Decrease) From 2nd Quarter
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	1/31/2017	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses(4)	Income	Rate	Occupancy
Minneapolis, MN	558	94.4%	93.6%	6.0%	$986	2.9%	0.3%	5.0%	2.2%	0.7%
Rochester, MN	1,106	92.2%	91.1%	12.9%	$1,114	(0.8)%	7.4%	(6.4)%	(0.9)%	0.1%
St. Cloud, MN	1,187	90.6%	90.0%	9.5%	$920	(0.2)%	2.9%	(3.4)%	0.1%	(0.3)%
Bismarck, ND	977	90.6%	89.0%	9.3%	$1,024	(3.1)%	27.3%	(21.2)%	(2.3)%	(0.8)%
Grand Forks, ND	1,230	90.6%	89.8%	10.8%	$908	(3.0)%	11.3%	(13.1)%	(1.9)%	(1.1)%
Omaha, NE	1,370	95.9%	95.3%	13.8%	$882	(0.7)%	(9.1)%	6.3%	(0.5)%	(0.2)%
Rapid City, SD	474	93.5%	93.2%	4.9%	$917	(3.1)%	(5.0)%	(1.8)%	(0.5)%	(2.6)%
Sioux Falls, SD	969	94.2%	93.5%	7.8%	$853	(2.5)%	6.2%	(10.1)%	(0.2)%	(2.3)%
Topeka, KS	1,042	96.5%	94.4%	9.2%	$788	(0.7)%	(3.2)%	1.2%	(2.5)%	1.8%
Billings, MT	770	89.1%	88.6%	8.6%	$971	(1.0)%	(7.2)%	3.1%	4.4%	(5.4)%
Same-Store Subtotals	9,683	92.8%	91.7%	92.8%	$933	(1.3)%	3.5%	(4.9)%	(0.5)%	(0.8)%
Minot, ND(3)	640	93.6%	92.9%	6.1%	$1,062	(1.7)%	11.0%	(12.8)%	(2.4)%	0.7%
Williston, ND(3)	189	84.7%	90.1%	1.1%	$966	(5.5)%	30.9%	(39.0)%	(15.5)%	10.0%
Same-Store Property Totals	10,512	92.7%	91.8%	100.0%	$941	(1.4)%	4.6%	(6.1)%	(0.9)%	(0.5)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which decreased by $1,000 and increased by $235,000, respectively, for FY17 Q3 as compared to FY17 Q2.

Same-Store Multifamily Results for the Three Months Ended January  31, 2017 Compared to the Prior Year Period

The Same-Store portfolio showed mixed NOI results year over year, with unusually heavy snowfall affecting expenses in several of our regions. Although NOI is still down compared to the prior period in the energy impacted markets of Minot and Williston, weighted average occupancy is improving. Elsewhere in North Dakota, Bismarck and Grand Forks had decreased occupancy due primarily to supply entering the market. Operating margins of Same-Store multifamily NOI to gross revenues decreased by 324 basis points year over year to 53.75% for the third quarter of fiscal year 2017, as compared to the same period in the prior fiscal year.

The table below represents Same-Store multifamily performance by region for the third quarter ending January 31, 2017 compared to the same period one year ago.

			FY17Q3	FY17Q3	FY17Q3	3rd Quarter Increase (Decrease) From Prior Year’s 3rd Quarter
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	1/31/2017	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses(4)	Income	Rate	Occupancy
Minneapolis, MN	558	94.4%	93.6%	6.0%	$986	7.7%	7.4%	7.9%	11.8%	(4.1)%
Rochester, MN	1,106	92.2%	91.1%	12.9%	$1,114	(1.7)%	17.8%	(13.0)%	4.2%	(5.9)%
St. Cloud, MN	1,187	90.6%	90.0%	9.5%	$920	0.5%	6.5%	(5.5)%	6.9%	(6.4)%
Bismarck, ND	977	90.6%	89.0%	9.3%	$1,024	(6.9)%	31.0%	(27.2)%	(4.7)%	(2.2)%
Grand Forks, ND	1,230	90.6%	89.8%	10.8%	$908	(4.5)%	18.8%	(18.8)%	(0.9)%	(3.6)%
Omaha, NE	1,370	95.9%	95.3%	13.8%	$882	1.8%	(16.6)%	20.6%	2.9%	(1.1)%
Rapid City, SD	474	93.5%	93.2%	4.9%	$917	(0.1)%	(2.7)%	1.9%	2.9%	(3.0)%
Sioux Falls, SD	969	94.2%	93.5%	7.8%	$853	1.3%	1.2%	1.3%	6.0%	(4.7)%
Topeka, KS	1,042	96.5%	94.4%	9.2%	$788	0.8%	11.2%	(5.6)%	3.4%	(2.6)%
Billings, MT	770	89.1%	88.6%	8.6%	$971	5.0%	(6.9)%	13.5%	8.6%	(3.6)%
Same-Store Subtotals	9,683	92.8%	91.7%	92.8%	$933	(0.3)%	6.2%	(5.1)%	3.4%	(3.7)%
Minot, ND(3)	640	93.6%	92.9%	6.1%	$1,062	(9.5)%	3.7%	(20.6)%	(13.8)%	4.3%
Williston, ND(3)	189	84.7%	90.1%	1.1%	$966	(30.9)%	(3.0)%	(55.9)%	(42.2)%	11.3%
Same-Store Property Totals	10,512	92.7%	91.8%	100.0%	$941	(1.8)%	5.7%	(7.4)%	0.5%	(2.3)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $145,000 and decreased by $79,000, respectively, for FY17 Q3 as compared to FY16 Q3.

Same-Store Multifamily Results for the Nine Months Ended January 31, 2017 Compared to the Prior Year Period

The Same-Store portfolio showed increased NOI results year over year, with the exception of markets with unusually heavy snowfall that affected expenses. Although NOI is still down compared to the prior period in the energy impacted markets of Minot and Williston, weighted average occupancy is improving. Elsewhere in North Dakota, Bismarck and Grand Forks had decreased occupancy due primarily to supply entering the market. Expense increases in select markets in the table below were primarily due to increased maintenance expenses. Operating margins of Same-Store multifamily NOI to gross revenues decreased by 151 basis points year over year to 55.73% for the nine months ended January 31, 2017, as compared to the same period in the prior fiscal year.

The table below represents Same-Store multifamily performance by region for the nine months ended January 31, 2017 compared to the same period one year ago.

			FY17Q3 YTD	FY17Q3 YTD	FY17Q3 YTD	Increase (Decrease) From Prior Year 9 Month Period
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	1/31/2017	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses	Income	Rate	Occupancy
Minneapolis, MN	558	94.4%	93.2%	5.5%	$963	7.6%	8.4%	7.0%	10.5%	(2.9)%
Rochester, MN	1,106	92.2%	91.8%	13.3%	$1,114	0.6%	8.6%	(4.2)%	5.4%	(4.8)%
St. Cloud, MN	1,187	90.6%	91.0%	9.3%	$908	3.0%	(0.2)%	6.7%	7.1%	(4.1)%
Bismarck, ND	977	90.6%	88.8%	10.3%	$1,031	(6.8)%	8.1%	(15.2)%	(2.9)%	(3.9)%
Grand Forks, ND	1,230	90.6%	91.0%	11.3%	$916	(4.2)%	5.0%	(10.2)%	(0.5)%	(3.7)%
Omaha, NE	1,370	95.9%	95.6%	12.6%	$881	1.2%	(2.9)%	4.7%	2.0%	(0.8)%
Rapid City, SD	474	93.5%	95.3%	4.7%	$915	2.4%	(1.9)%	5.7%	3.3%	(0.9)%
Sioux Falls, SD	969	94.2%	95.2%	7.9%	$848	3.6%	(1.5)%	8.9%	6.0%	(2.4)%
Topeka, KS	1,042	96.5%	93.8%	8.7%	$792	2.9%	1.3%	4.2%	5.1%	(2.2)%
Billings, MT	770	89.1%	90.9%	7.9%	$946	3.1%	1.4%	4.3%	5.6%	(2.5)%
Same-Store Subtotals	9,683	92.8%	92.4%	91.5%	$929	0.6%	2.4%	(0.7)%	3.6%	(3.0)%
Minot, ND(3)	640	93.6%	92.9%	6.8%	$1,076	(15.9)%	(1.9)%	(25.1)%	(19.7)%	3.8%
Williston, ND(3)	189	84.7%	81.1%	1.7%	$1,167	(41.6)%	(20.9)%	(54.0)%	(44.9)%	3.3%
Same-Store Property Totals	10,512	92.7%	92.2%	100.0%	$942	(2.1)%	1.4%	(4.7)%	(0.3)%	(1.8)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $717,000 and $21,000, respectively, for the nine months ended January 31, 2017 as compared to the nine months ended January 31, 2016.

Development Project in Progress

Monticello Crossings is a 202 unit, $32.1 million multifamily development project in Monticello, MN, within the Minneapolis-St. Paul metropolitan statistical area. As of January 31, 2017,  82.7% of the units are leased or committed. Subsequent to quarter end, the final phase of development was open for tenancy as of March 1, 2017. Stabilization at 90% occupancy is expected to be reached in the first quarter of fiscal year 2018.

Development Projects Placed in Service

During the three months ended January 31, 2017, no development projects were placed in service. During the nine months ended January  31, 2017, one development project was placed in service, as detailed in the following table:

			Occupancy	Development Cost
		Rentable Sq Ft or	as of	as of	Anticipated
Project Name and Location	Segment	Number of Units	January 31, 2017	January 31, 2017	Same Store Date
71 France - Edina, MN(1)	Multifamily	241	89.6%	72,363	1Q 2019

(1)	IRET is currently an approximately 52.6% partner in the joint venture entity constructing this project. The anticipated total cost amount given is the total cost to the joint venture entity.

Value Add Program

In addition to initiatives to grow the multifamily portfolio through acquisitions and development, IRET has a value add program whereby IRET is committing an estimated $3.5 million per quarter to rehab approximately 1,500 units in fiscal year 2017. Apartments will be remodeled as the leases expire and upgrades will include a variety of new appliances, flooring, lighting, kitchen cabinets, and bathroom upgrades. During the third quarter of fiscal year 2017, IRET completed the remodeling of 267 units at an average cost of $9,983, bringing the total units renovated during the fiscal year to 726, which are achieving average rental rate increases of 12.8%.

Disposition Activity

During the three months ended January 31, 2017,  IRET disposed of five senior housing properties for a sale price of $69.9 million and a retail property for a sale price of $4.0 million, netting proceeds of $58.8 million.

Subsequent to quarter end, IRET disposed of 18 senior housing properties for a total sale price of $115.6 million with a gain on sale of approximately $31.6 million, netting approximately $100.0 million in proceeds. Also subsequent to quarter end, IRET disposed of one medical office property for a sale price of $20.7 million with a gain on sale of approximately $6.2 million, netting approximately $20.0 million in proceeds, including a lease termination fee of $3.2 million.

Liquidity

At January  31, 2017,  IRET had $57.0 million cash on hand and its operating partnership had funds available of $17.0 million from the $174.0 million credit limit on its line of credit, which matures January 31, 2021.

Quarterly Distributions

On January 17, 2017,  IRET paid a quarterly distribution in the aggregate amount of $0.13 per common share and unit of IRET Properties. The distribution consisted of a regular quarterly distribution of $0.07 per share/unit and a special distribution of $0.06 per share/unit associated with capital gains from property disposition transactions. This was IRET’s 183rd consecutive distribution. IRET also paid, on January 2, 2017, a quarterly distribution of $0.4968 per share on its Series B preferred shares.

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Guidance

IRET provides guidance on FFO per share and Same Store multifamily NOI growth, which are non-GAAP measures, but does not forecast or provide a reconciliation to net income per share. It is not reasonable to accurately predict the timing and certainty of acquisitions and dispositions that would materially affect depreciation and capital gains or losses, which combined generally represent the majority of the difference between net income available to common shareholders and FFO. Based on historical experience, the dollar amount of that unavailable information could be significant.

For the fiscal year ending April 30, 2017, management is revising its estimate of FFO to a range of $0.41 to $0.43 per share/unit, from the prior range of $0.48 to $0.52 per share/unit. This guidance revision reflects management’s view of current market conditions, and its assumption of Same-Store multifamily NOI growth of (4.0)% to (6.0)%, which is a revision from the prior range of (1.0)% to (3.0)%. In addition, the current guidance incorporates a modestly-lower G&A projection, the impact of certain property dispositions completed during the current fiscal year, and certain one-time expenditures related to the prepayment of certain debt and the redemption of the Series A Preferred Stock. This guidance will be discussed during the scheduled third quarter fiscal year 2017 conference call. This guidance does not include the operational or capital impact of any future acquisition, development, disposition, or capital markets activity, including potential transactions discussed as part of IRET’s strategic initiatives that have been announced but not yet closed. A number of factors could impact IRET’s ability to meet its guidance and assumption, and there can be no assurance that IRET can achieve such results. This guidance and the underlying assumptions are subject to change.

	Guidance Range
	Low		High
Funds From Operations per share - 10/31/16	$ 0.48		$ 0.52
Less adjustments for FY17Q3 and subsequent events
Property operations(1)		(0.04)
Property dispositions(2)		-
Capital transactions(3)		(0.04)
Funds From Operations per share - revised	$ 0.41		$ 0.43

(1)	Adjustment reflects revised property portfolio NOI forecast, modestly offset by reduced G&A budget.
(2)	Reflects the loss of NOI from properties sold in the third quarter of fiscal year 2017, and subsequent to quarter-end, offset by a lease termination fee received for sale of $3.2 million.
(3)

Mortgage pre-payment penalties incurred during the third quarter of fiscal year 2017, and subsequent to quarter-end, and write-off of unamortized fees related to redemption of preferred shares, partially offset by reduced interest expenses.

Declaration of Distributions for Fourth Quarter of Fiscal Year 2017

The Board of Trustees has declared quarterly distributions in the aggregate amount of $0.07 per share/unit, payable on April 3, 2017 to common shareholders and unitholders of record at the close of business on March 20, 2017.  Additionally, the Board of Trustees declared a distribution of $0.496875 per share on the 7.95% Series B Cumulative Redeemable Preferred Shares (NYSE: IRET PRB), payable on March 31, 2017 to holders of record at the close of business on March 20, 2016. Series B preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.9875 per share.

Conference Call Information

The conference call for  Third Quarter Earnings is scheduled for Tuesday,  March 14, 2016 at 10:00 A.M. Eastern Time. Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

About IRET

IRET focuses on the acquisition, development, redevelopment and management of multifamily communities located primarily in select growth markets throughout the Midwest. As of January  31, 2017,  IRET owned interests in 130 properties that were held for investment, consisting of: (1) 86 multifamily properties consisting of 12,813 units, and (2) 44 commercial properties, including 30 healthcare properties, containing a total of approximately 2.7 million square feet of leasable space.    IRET’s common shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRETPRB, respectively). IRET’s press releases and supplemental information are available on its website at www.iret.com or by contacting Investor Relations at 701-837-7104.

Supplemental Information

IRET produced the Supplemental Operating and Financial Data for the Quarter Ended January  31, 2017 (“Supplemental Information”), which is available on IRET’s website at www.iret.com.

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined under the section titled “Definitions” in the Supplemental Information.

Forward-Looking Statements

This earnings release, including the Supplemental Information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which may be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, specifically including IRET’s future plans, anticipated operating results, anticipated timing of development projects being placed into service, anticipated lease ups of development projects placed into service, anticipated closings of the remaining senior housing sales, anticipated implementation and results of its value add program, and anticipated timing of properties becoming same-store properties, are based on IRET’s expectations, forecasts and assumptions at the time of this earnings release. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Such risks, uncertainties and other factors that might cause such differences include, but are not limited to: intentions and expectations regarding future distributions on common shares and units; changes in operating costs; fluctuations in interest rates; adverse capital and credit market conditions that might affect IRET’s access to various sources of capital and cost of capital; IRET’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other payment dates; IRET’s ability to maintain financial covenant compliance under its debt agreements; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for IRET properties that may result in lower than expected occupancy and/or rental rates; ability to acquire quality properties in IRET’s targeted markets; ability to successfully dispose of certain assets; competition for tenants from similar competing properties; IRET’s ability to attract and retain skilled personnel; cyber-intrusion; abandonment of development or redevelopment opportunities for which IRET has already incurred costs; delays in completing development, redevelopment and/or lease up of properties and increased costs; IRET’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; and those risks and uncertainties detailed from time to time in IRET’s filings with the Securities and Exchange Commission, including IRET’s Form 10-K for the fiscal year ended April 30, 2016 and subsequent quarterly reports on Form 10-Q.

IRET assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2017	April 30, 2016
ASSETS
Real estate investments
Property owned	$1,685,823	$1,681,471
Less accumulated depreciation	(334,875)	(312,889)
	1,350,948	1,368,582
Development in progress	11,531	51,681
Unimproved land	19,076	20,939
Total real estate investments	1,381,555	1,441,202
Assets held for sale and assets of discontinued operations	140,226	220,537
Cash and cash equivalents	56,999	66,698
Other investments	—	50
Receivable arising from straight-lining of rents, net of allowance of $308 and $333, respectively	7,839	7,179
Accounts receivable, net of allowance of $220 and $97, respectively	3,878	1,524
Prepaid and other assets	4,060	2,937
Intangible assets, net of accumulated amortization of $5,372 and $6,230, respectively	731	1,858
Tax, insurance, and other escrow	5,724	5,450
Property and equipment, net of accumulated depreciation of $1,120 and $1,058, respectively	915	1,011
Goodwill	1,645	1,680
Deferred charges and leasing costs, net of accumulated amortization of $3,819 and $3,719, respectively	5,517	4,896
TOTAL ASSETS	$1,609,089	$1,755,022
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale and liabilities of discontinued operations	$54,291	$77,488
Accounts payable and accrued expenses	41,351	39,727
Revolving line of credit	157,000	17,500
Mortgages payable, net of unamortized loan costs of $5,525 and $4,931, respectively	688,424	812,393
Construction debt and other	39,524	82,130
TOTAL LIABILITIES	980,590	1,029,238
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	7,300	7,522
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 0 shares issued and outstanding at January 31, 2017 and 1,150,000 issued and outstanding at April 30, 2016, aggregate liquidation preference of $28,750,000)	—	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at January 31, 2017 and April 30, 2016, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 121,889,299 shares issued and outstanding at January 31, 2017, and 121,091,249 shares issued and outstanding at April 30, 2016)	921,735	922,084
Accumulated distributions in excess of net income	(486,015)	(442,000)
Total Investors Real Estate Trust shareholders’ equity	547,077	618,758
Noncontrolling interests – Operating Partnership (16,034,209 units at January 31, 2017 and 16,285,239 units at April 30, 2016)	72,007	78,484
Noncontrolling interests – consolidated real estate entities	2,115	21,020
Total equity	621,199	718,262
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,609,089	$1,755,022

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
REVENUE
Real estate rentals	$46,278	$44,015	$137,122	$126,633
Tenant reimbursement	4,896	4,391	14,272	13,164
TOTAL REVENUE	51,174	48,406	151,394	139,797
EXPENSES
Property operating expenses, excluding real estate taxes	17,034	15,412	48,905	43,952
Real estate taxes	5,759	4,909	17,095	14,624
Depreciation and amortization	13,475	12,693	41,273	36,315
Impairment of real estate investments	—	162	54,153	3,320
General and administrative expenses	3,130	2,929	8,438	8,316
Acquisition and investment related costs	5	35	52	433
Other expenses	1,037	51	2,705	1,281
TOTAL EXPENSES	40,440	36,191	172,621	108,241
Operating income (loss)	10,734	12,215	(21,227)	31,556
Interest expense	(10,680)	(9,151)	(31,670)	(25,706)
Loss on extinguishment of debt	(1,907)	—	(1,907)	(106)
Interest income	816	566	1,988	1,687
Other income	158	135	668	286
(Loss) income before gain on sale of real estate and other investments, and income from discontinued operations	(879)	3,765	(52,148)	7,717
Gain on sale of real estate and other investments	2,437	1,446	11,292	1,271
Income (loss) from continuing operations	1,558	5,211	(40,856)	8,988
Income from discontinued operations	23,631	38,232	37,741	55,859
NET INCOME (LOSS)	25,189	43,443	(3,115)	64,847
Net income attributable to noncontrolling interests – Operating Partnership	(2,525)	(4,227)	(403)	(5,940)
Net loss attributable to noncontrolling interests – consolidated real estate entities	446	581	16,585	2,096
Net income attributable to Investors Real Estate Trust	23,110	39,797	13,067	61,003
Dividends to preferred shareholders	(2,503)	(2,879)	(8,260)	(8,636)
Redemption of Preferred Shares	(1,435)	—	(1,435)	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$19,172	$36,918	$3,372	$52,367
(Loss) earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$(0.01)	$0.02	$(0.24)	$0.02
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	0.17	0.28	0.27	0.40
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$0.16	$0.30	$0.03	$0.42
DIVIDENDS PER COMMON SHARE	$0.13	$0.13	$0.39	$0.39

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS

z

	(in thousands, except per share amounts)
Three Months Ended January 31,	2017			2016
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to Investors Real Estate Trust	$23,110		$	$39,797		$
Less dividends to preferred shareholders	(2,503)			(2,879)
Less redemption of preferred shares	(1,435)			—
Net income available to common shareholders	19,172	121,255	0.16	36,918	121,864	0.30
Adjustments:
Noncontrolling interest – Operating Partnership	2,525	16,120		4,227	13,877
Depreciation and amortization	12,933			14,975
Impairment of real estate investments	—			162
Gains on depreciable property sales attributable to Investors Real Estate Trust	(21,972)			(1,777)
FFO applicable to Common Shares and Units(1)	$12,658	137,375	$0.09	$54,505	135,741	$0.40

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2017			2016
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to Investors Real Estate Trust	$13,067		$	$61,003		$
Less dividends to preferred shareholders	(8,260)			(8,636)
Less redemption of preferred shares	(1,435)			—
Net (loss) income available to common shareholders	3,372	121,175	0.03	52,367	123,793	0.42
Adjustments:
Noncontrolling interest – Operating Partnership	403	16,229		5,940	13,913
Depreciation and amortization	39,341			48,095
Impairment of real estate investments attributable to Investors Real Estate Trust	39,190			3,760
Gains on depreciable property sales attributable to Investors Real Estate Trust	(37,330)			(25,512)
FFO applicable to Common Shares and Units(1)	$44,976	137,404	$0.33	$84,650	137,706	$0.61

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to Investors Real Estate Trust is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

x

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended January 31, 2017	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$36,269	$12,099	$2,806	$—	$51,174
Real estate expenses	16,336	4,216	838	1,403	22,793
Net operating income (loss)	$19,933	$7,883	$1,968	$(1,403)	28,381
Depreciation and amortization					(13,475)
General and administrative expenses					(3,130)
Acquisition and investment related costs					(5)
Other expenses					(1,037)
Interest expense					(10,680)
Loss on debt extinguishment					(1,907)
Interest and other income					974
Loss before gain on sale of real estate and other investments					(879)
Gain on sale of real estate and other investments					2,437
Income from continuing operations					1,558
Income from discontinued operations					23,631
Net income					$25,189

	(in thousands)
Three Months Ended January 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$33,425	$11,859	$3,122	$—	$48,406
Real estate expenses	14,564	3,971	634	1,152	20,321
Net operating income (loss)	$18,861	$7,888	$2,488	$(1,152)	28,085
Depreciation and amortization					(12,693)
Impairment of real estate investments					(162)
General and administrative expenses					(2,929)
Acquisition and investment related costs					(35)
Other expenses					(51)
Interest expense					(9,151)
Interest and other income					701
Income before gain on sale of real estate and other investments					3,765
Gain on sale of real estate and other investments					1,446
Income from continuing operations					5,211
Income from discontinued operations					38,232
Net income					$43,443

(1)	Consists of offsite costs associated with property management and casualty-related amounts.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Nine Months Ended January 31, 2017	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$107,559	$35,301	$8,534	$—	$151,394
Real estate expenses	46,781	12,560	2,294	4,365	66,000
Net operating income (loss)	$60,778	$22,741	$6,240	$(4,365)	85,394
Depreciation and amortization					(41,273)
Impairment of real estate investments					(54,153)
General and administrative expenses					(8,438)
Acquisition and investment related costs					(52)
Other expenses					(2,705)
Interest expense					(31,670)
Loss on debt extinguishment					(1,907)
Interest and other income					2,656
Loss before gain on sale of real estate and other investments and income from discontinued operations					(52,148)
Gain on sale of real estate and other investments					11,292
Loss from continuing operations					(40,856)
Income from discontinued operations					37,741
Net loss					$(3,115)

	(in thousands)
Nine Months Ended January 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$97,034	$33,989	$8,774	$—	$139,797
Real estate expenses	42,194	11,287	1,863	3,232	58,576
Net operating income (loss)	$54,840	$22,702	$6,911	$(3,232)	81,221
Depreciation and amortization					(36,315)
Impairment of real estate investments					(3,320)
General and administrative expenses					(8,316)
Acquisition and investment related costs					(433)
Other expenses					(1,281)
Interest expense					(25,706)
Loss on debt extinguishment					(106)
Interest and other income					1,973
Income before gain on sale of real estate and other investments					7,717
Gain on sale of real estate and other investments					1,271
Income from continuing operations					8,988
Income from discontinued operations					55,859
Net income					$64,847

(1)	Consists of offsite costs associated with property management and casualty-related amounts.